LEASE AGREEMENT

     THIS LEASE AGREEMENT, made as of this 1st day of November, 1997, by and between BERLIN MILLS RAILWAY, INC., a New Hampshire corporation (hereinafter referred to as "Lessor"), on the one hand, and ST. LAWRENCE & ATLANTIC RAILROAD COMPANY, a Delaware corporation ("Lessee"), on the other hand (the "Lease Agreement").

                                    RECITALS

     A. Lessor owns certain rail lines, all as generally shown on the maps attached hereto as Exhibit 1. The foregoing rail lines are referred to collectively hereinafter as the "Lease Lines;" and

     B. Lessor desires to lease to Lessee and Lessee desires to lease from Lessor, the Leased Property, including the Lease Lines, in accordance with and subject to the terms and conditions set forth hereinafter; and

     C. Lessor is a wholly-owned subsidiary of Crown Paper Co. dba Crown Vantage ("Crown Vantage"), and Crown Vantage and Lessee intend to enter into a certain Service Agreement to be dated as of November 1, 1997 as Shipper and Operator, respectively (the "Service Agreement"); and

     D. Lessor and Lessee have, as of the date hereof, entered into a certain Purchase and Sale Agreement as Seller and Buyer, respectively, by which certain locomotives and other railroad assets are to be transferred to Lessee contemporaneous with the Effective Date, as hereinafter defined (the "Purchase and Sale Agreement"); and

     E. It is a condition to this Lease Agreement that the Service Agreement come into, and continue in, full force and effect, and it is a further condition to this Lease Agreement that in the event the Service Agreement is canceled, expires or otherwise terminates, this Lease Agreement shall ipso facto cease and determine.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


1. DEFINITIONS

     1.1 Defined Terms. As used in this Lease Agreement, the following terms shall have the following meanings:

     "Affiliate" - With respect to any person, any other person which directly or indirectly controls, is controlled by or is under common control with such person.

     "Casualty Loss" - As defined in Section 11.1.


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     "Charge" - As defined in Section 15.1.

     "Contracts" - All Easements and all other contracts, written agreements or leases to which the Lease Lines are subject, but not the Shipper Contracts.

     "Easements" - Pipe, wire, utility and similar agreements or licenses, and public and private road crossing agreements or arrangements, to which the Lease Lines are subject.

     "Effective Date" - As defined in Section 3.1.

     "Emons" - Emons Transportation Group, Inc., a Delaware corporation and an Affiliate of Lessee.

     "Encumbrance" - With respect to any portion of the Leased Property, any Contract, mortgage, pledge, lien, claim, security interest, title retention, Easement, license, or other encumbrance or restriction of any kind.

     "Environmental Laws" - All applicable federal, state, municipal and local laws, statutes, ordinances, rules, by-laws, guidelines, treaties and regulations, and all applicable directives, rules, standards, requirements, policies, orders, judgments, injunctions, or decrees which have the force of law or which are capable of having the force of law, in each case relating to or addressing the environment.

     "Expenses" - Any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel and other professionals).

     "Expropriation Proceeding" - As defined in Section 10.1(a).

     "Governmental Authority" - Any agency, board, bureau, executive, court, commission, department, tribunal, instrumentality or administration of the United States, the State of New Hampshire, or any local or other governmental body in a state, county, territory or possession of the United States.

     "Governmental Permits" - All licenses, permits, approvals, consents, certificates, waivers, exemptions, orders and other authorizations from any and all Governmental Authorities.

     "Initial Term" - As defined in Section 3.1.

     "Lease Agreement" - This Lease Agreement (including all Exhibits and Schedules attached hereto) as the same may be amended or supplemented in accordance with the terms hereof


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     "Leased Property" - As defined in Section 2.1.

     "Lease Lines" - As defined in Recital A.

     "Lessee Event of Default" - As defined in Section 16.1.

     "Lessor Event of Default" - As defined in Section 16.2.

     "Losses" - Any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

     "Obligations" - With respect to any Contract, lease or written agreement, all responsibilities, penalties and duties of a specified party under such Contract, lease or written agreement.

     "Renewal Term" - As defined in Section 3.2.

     "Rental Fee" - As defined in Section 4.1.

     "Shipper Contracts" - All contracts, agreements, commitments, arrangements or understandings between Lessor and any receiver, shipper or third party relating to the movement of traffic over the Lease Lines.

     "Termination Date" - The date on which this Lease terminates, whether pursuant to its terms or pursuant to the exercise of either party's rights to terminate the Lease under the conditions specified herein.

     1.2 Other Definitional Provisions. Each definition in this Lease Agreement includes the singular and the plural, and references in this Lease Agreement to the neuter gender include the masculine and feminine where appropriate. References herein to any agreement or contract mean such agreement or contract as amended. References to a business day mean a day other than Saturday, Sunday or a legal holiday in Concord, New Hampshire. As used in this Lease Agreement, the word "including" means "without limitation," and the words "herein," "hereof' and "hereunder" refer to this Lease Agreement as a whole. Unless the context otherwise requires, references herein to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Lease Agreement. Unless otherwise expressly stated, all dollar amounts stated herein are in United States currency.

2. GRANT OF A LEASE

     2.1 Description of Leased Property. The property subject to this Lease Agreement consists of the Lease Lines and any and all improvements thereto or fixtures thereon existing on the Effective Date and specifically consists of roadbed, crossings, bridge, bridge abutments,


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culverts, engine shop, railroad yard, railroad storage area located on the Lease
Lines (hereinafter collectively referred to as the "Leased Property"). Excluded from the Leased Property are any and all railroad rolling stock, locomotives, automobiles, trucks, automotive equipment, machinery, supplies marked with any logo or letterhead of Lessor, computer terminals and printers and related hardware, computer software, photocopiers and telecopiers, radios, employees' hand tools, and any other personal property of Lessor or its employees, and the property known as the "Cascade Bridge."

     2.2 Grant of a Lease. Subject to the terms and conditions set forth in this Lease Agreement, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Leased Property. Lessor hereby represents to Lessee that this Lease Agreement grants Lessee sufficient interests in the Lease Lines and the Leased Property for Lessee to conduct freight railroad operations on the Lease Lines and the Leased Property substantially equivalent to those conducted by Lessor prior to commencement of the Initial Term of the Lease Agreement.

     2.3 Permitted Uses of Leased Property.

     (a) Lessee shall be entitled to use the Leased Property for the purpose of conducting freight railroad operations thereon, including the right to originate and/or terminate freight traffic on the Lease Lines, and for purposes of switching, storage of cars and equipment, and the making or breaking up of trains. Lessee shall be entitled to all revenues derived from its provision of freight railroad services on the Lease Lines. Lessee may conduct (i) freight railroad train building, train moving, car storage and any hazardous activity for third parties and (ii) intermodal transportation services on the Leased Property only pursuant to separate written agreement to be negotiated with Lessor in good faith, providing compensation for Lessor and Lessee and containing appropriate or customary terms and conditions as the parties may mutually agree.

     (b) Lessee shall not interfere with Lessor's compliance with any of Lessor's Obligations under the Contracts. Lessor represents that it has no Contracts which could have a material adverse effect on the conduct of rail operations on the Lease Lines as those lines are currently operated by Lessor.

     2.4 Restrictions On Use of Leased Property. Lessee shall not under any circumstances, mine, take, extract, remove or market any coal, oil, petroleum, gas or any and all other ores or minerals of every kind, nature or description in or underlying the surface of the Leased Property, or any portion thereof, or cause or permit any other person or entity to do so. Except with the prior written consent of Lessor, which consent may be reasonably withheld by Lessor in its sole discretion, Lessee shall not:

     (a) make, install, conduct, perform or cause any improvements, upgrades, new construction or refurbishments on the Leased Property, except that no consent shall be required to make, install, conduct, perform or cause any of the improvements, upgrades or refurbishments on the Leased Property required by the terms of Sections 7 and 8 of this Lease Agreement; or

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     (b) conduct any passenger or commuter railroad operations on the Lease
Lines; or

     (c) cause or knowingly suffer the creation of any Encumbrance on the Leased Property or any portion thereof; provided that Lessor shall not unreasonably withhold consent to the creation of any Encumbrance on the Leased Property in favor of a government agency in connection with government agency funding for capital improvements to the Leased Property made in whole or in part to assist Lessee in meeting its obligations under Section 7.1(a).

     2.5 Other Licenses, Encumbrances, Reservations. Lessee shall also lease the Leased Property subject to:

     (a) Any existing exceptions, reservations, restrictions and rights of record;

     (b) Any and all Easements, licenses or Encumbrances on or affecting the Leased Property as of the Effective Date;

     (c) The Contracts;

     (d) Existing and future building, zoning, subdivision and other applicable federal, state, municipal and local laws, ordinances and regulations;

     (e) All encroachments or any other state of facts which might be revealed from an accurate survey, title search or personal inspection of the Leased Property;

     (f) Any and all existing ways, alleys, party walls, privileges, rights, appurtenances and easements, howsoever created; and

     (g) Any and all other restrictions, defects, reservations and liens, of any type or nature whatsoever, to which the Leased Property is subject or by which it is affected as of the Effective Date.

     2.6 Lessor's Right of Entry. Lessor hereby reserves the right to cross, install, relocate, maintain and repair pipes, poles, lines and other structures on, under, over or across the Leased Property, provided that the exercise of such rights shall not unreasonably impair the ability of Lessee to conduct freight railroad operations on the Lease Lines.

3. TERM AND TERMINATION

     3.1 Initial Term. This Lease Agreement shall commence on November 1, 1997 (the "Effective Date"), and shall terminate on October 31, 2007 (the "Initial Term"), unless sooner terminated as hereinafter provided, or renewed pursuant to
Section 3.2.

     3.2 Renewal Term. Upon expiration of the Initial Term, this Lease Agreement shall continue for a subsequent term of five (5) years (the "Renewal Term"), provided that it shall not have been terminated by either party prior to the expiration of the Initial Term, pursuant to the terms and provisions of this Lease Agreement (including Section 3.3 and Section 16.3).

     3.3 Termination

     (a) Lessee or Lessor may, at its sole option, terminate this Lease Agreement, for any reason or no reason, effective upon expiration of the Initial Term, by giving written notice of termination not less than one hundred eighty
(180) days prior to any such expiration.

     (b) Lessee may, at its sole option, terminate this Lease Agreement, after having given written notice of such termination to Lessor, in accordance with the provisions of Section 21.8.

     (c) (i) On or at any time after the second anniversary date of the Effective Date, Lessor may, at its sole option, terminate this Lease Agreement if Lessor sells or otherwise transfers its Berlin or Cascade Mills, effective one hundred eighty (180) days after having given written notice of such termination to Lessee. Upon any such termination, Lessor shall pay Lessee for capital improvements under Section 8.3(b).

          (ii) On or at any time after the fifth anniversary date of the Effective Date, Lessor or Lessee may, at its sole option, terminate this Lease Agreement, for any reason or no reason, effective one hundred eighty
     (180) days after having given written notice of such termination to the other party. Upon any such termination by Lessor, Lessor shall pay Lessee for capital improvements under Section 8.3(b).

     (d) During the Renewal Term, Lessor or Lessee may, at its sole option, terminate this Lease Agreement at any time, for any reason or no reason, effective one hundred eighty (180) days after having given written notice of such termination to the other party. Upon any such termination, Lessor shall have no obligation to pay Lessee for capital improvements under Section 8.3(b) or otherwise.

     (e) Prior to any termination of this Lease Agreement by Lessee having any force or effect, Lessee shall obtain any and all Government Permits required to effect termination of this Lease Agreement or the abandonment by Lessee of, and discontinuance of Lessee's freight railroad operations on, the Lease Lines. If required for any termination of this Lease Agreement by Lessor or when reasonably requested by Lessor, Lessee shall promptly seek to obtain any and all Government Permits required to effect the termination of this Lease Agreement or the abandonment by Lessee of, and discontinuance of Lessee's freight railroad operations on, the Lease Lines.

     (f) On the Termination Date, Lessee shall vacate and peaceably surrender to Lessor the Leased Property, and Lessee shall remove from the Leased Property all personal property of Lessee located thereon, all at Lessee's sole risk, cost, and expense.

     (g) Termination of this Lease Agreement, for any reason, shall not relieve or release any party from any obligation assumed, or from any liability which may have arisen or been incurred by such party, under the terms of this Lease Agreement prior to such termination.

4. RENTAL

     4.1 Annual Rental.

     (a) For the term of this Lease Agreement Lessee shall pay Lessor for the leasehold interest herein granted monthly rent of Eight Thousand Three Hundred Thirty-Three Dollars ($8,333) (the "Rental Fee") which shall be due and payable on the fifteenth day of each month for that month, commencing November 15, 1997, with such first payment also to include payment of the pro rata portion, if any, of the first month of the Initial Term. The Rental Fee shall be subject to adjustment according to the formula provided in Section 4.1 of the Service Agreement, with "C" in such formula deemed to refer to the Rental Fee and "Adjusted Charge" deemed to refer to the adjusted Rental Fee for purposes hereof, which provision is hereby incorporated herein by this reference and made a part hereof.

     (b) Acceptance by Lessor of the monthly Rental Fee paid by Lessee pursuant to this Section 4.1 shall not constitute, nor shall it be construed as, a waiver by Lessor of any other provision of this Lease Agreement or any breach thereof by Lessee.

     4.2 Additional Consideration. As additional consideration for the rights and interests granted herein, Lessee hereby agrees to perform in accordance with their terms all other Obligations, covenants, liabilities and duties imposed on Lessee pursuant to the terms of this Lease Agreement.

5. TAXES, ASSESSMENTS AND UTILITIES

     5.1 Taxes.

     (a) Except as otherwise required by this Section 5.1, Lessor shall bear and pay all property and ad valorem taxes, assessments, and levies (both general and special), and all other like charges, general and special, ordinary and extraordinary, of whatever name, nature and kind, that may be imposed, levied, assessed or charged against the Leased Property (but only to the extent applicable to the Leased Property), or any portion thereof, including any and all improvements or fixtures existing thereon as of the Effective Date of this Lease Agreement or built or made thereon during the term of this Lease Agreement.

     (b) Lessee shall bear and pay directly to taxing authorities any and all taxes, assessments (both general and special), license fees, levies and all other charges, general and special, ordinary and extraordinary, that may be imposed, levied, assessed or charged in connection with Lessee's conduct of railroad operations or business on the Leased Property or any portion thereof.

     (c) Lessor and Lessee each shall have the right to contest, object, protest, or appeal to any Governmental Authority as to any tax, license fee, special or general assessment, or other charge levied on such party by any taxing or similar authority. Lessor shall provide promptly to Lessee notice of any tax, fee, assessment or similar charge that it (or its Affiliates) may receive as owner of the Leased Property, and for which Lessee is responsible pursuant to the terms of this Lease Agreement.

     5.2 Utilities. Except for water, sewer, electricity and steam utilities in the engine shop, for which Lessor shall be solely and fully responsible to provide, Lessee shall initiate, contract for and obtain, in its name, any and all utility services required on the Leased Property during the term of this Lease Agreement, including steam, electricity, telephone, water and sewer connections and services, and Lessee shall bear and pay all charges for those services as they become due during the term of this Lease Agreement.

     5.3 Operating Expenses. Lessee shall be solely responsible for all costs, Expenses, charges, obligations and liabilities, of any nature and kind, relating to or arising from Lessee's use, occupancy, interest in, maintenance of or operations on the Leased Property during the term of this Lease Agreement.

6. CONDITION OF LEASED PROPERTY

     6.1 Condition at Commencement of Lease. LESSEE CONFIRMS THAT IT HAS INSPECTED THE LEASE LINES AND THE LEASED PROPERTY, INCLUDING ALL IMPROVEMENTS THERETO AND FIXTURES THEREON. EXCEPT AS SET FORTH IN THIS LEASE AGREEMENT: (I) LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE LEASE LINES OR THE LEASED PROPERTY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR QUALITY OF THE MATERIALS OR WORKMANSHIP OF THE LEASE LINES OR LEASED PROPERTY, (II) LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT) WITH RESPECT TO THE DESIGN, CONDITION, QUALITY, SAFETY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASE LINES OR THE LEASED PROPERTY, AND (III) ON THE EFFECTIVE DATE, LESSEE SHALL TAKE THE LEASE LINES AND LEASED PROPERTY IN "AS-IS, WHERE-IS" AND "WITH-ALL-FAULTS" CONDITION, AND SUBJECT TO ALL LIMITATIONS ON LESSOR'S RIGHT, TITLE AND INTEREST THEREIN AND THERETO.

     6.2 No Notice of Defect. Lessor represents that, as of the Effective Date, Lessor has no knowledge of any pending or threatened litigation, penalty proceeding or fines under any law or regulation from any Governmental Authority with respect to any of the Leased Property.


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


7. MAINTENANCE OF THE LEASED PROPERTY

     7.1 Duty to Maintain Lease Lines.

     (a) Except as otherwise provided in this Section 7.1 and except as provided in Section 11, Lessee shall perform, or cause to be performed, at its sole cost and expense, any and all work required to maintain and repair (which includes capitalized maintenance) the Lease Lines all to at least substantially the same physical condition as the Leased Property was in as of the Effective Date. Lessee shall surrender the Lease Lines and the Leased Property upon any termination of the Lease Agreement in at least substantially the same physical condition as the Leased Property was in as of the Effective Date. Notwithstanding the foregoing, to the extent permitted by 49 C.F.R. 213.4, Lessee reserves the right to, at any time prior to termination of the Lease Agreement, designate the Lease Lines (or any portion thereof) as excepted track if, in its sole judgment, such track does not meet FRA Class 1 standards.

     (b) Promptly after the Effective Date, Lessee agrees to either (i) acquire and install an in-line scale to be located off the Leased Property to be used, inter alia, to weigh Crown Vantage's rail traffic or (ii) repair the scale located on the Leased Property. If Lessee elects to acquire and install a new in-line scale, Lessee shall own and maintain (at Lessee's expense) the scale in good operating condition and repair throughout the term of this Lease Agreement; if Lessee elects to repair the scale located on the Leased Property, then the scale shall be part of the Leased Property and Lessee shall maintain (at Lessee's expense) the scale in good operating condition and repair throughout the term of this Lease Agreement. If Lessee elects to acquire and install a new in-line scale, neither party shall have any responsibility or obligation to the other hereunder to maintain and repair the scale located on the Leased Property.

     (c) Neither party shall have any responsibility or obligation to the other hereunder to maintain and repair the Cascade Bridge located on Lessor's property.

     (d) Lessee shall be responsible for removal of snow from the Lease Lines, provided that Lessor shall be responsible for the removal of the piles of snow created by Lessee in clearing the Lease Lines.

     7.2 Inspection of Leased Property.

     (a) Lessor and Lessee agree to conduct a joint inspection of the Leased Property not less than five (5) business days prior to the Effective Date for the purpose of establishing the condition of the Leased Property.

     (b) Lessor may require an annual inspection of the Leased Property to determine Lessee's compliance with its obligations under Section 7.1. Each such inspection shall be conducted jointly with Lessee. In the event such an inspection discloses any defect from the standards established by Section 7.1 Lessee shall correct such defect within a reasonable time period specified by Lessor following such inspection.


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


     (c) Lessee shall make available, upon reasonable notice, for Lessor's inspection at Lessee's offices during normal business hours all records pertaining to the maintenance and repair of the Leased Property.

8. CAPITAL IMPROVEMENTS

     8.1 Capital Improvements By Lessee. From time to time, Lessee may, with the prior written consent of Lessor, make such capital improvements to the Leased Property as Lessee may deem reasonably appropriate. Lessee shall retain for its own account scrap materials removed or replaced in the course of making such capital improvements. Lessee may, with the prior written consent of Lessor, remove and not replace any assets included in the Leased Property which Lessee deems are no longer used or useful in the operation of the Lease Lines. All such capital improvements shall be made under Lessee's direction, control and management and at Lessee's sole cost and expense, subject to Lessor's approval of designs and schedules.

     8.2 Capital Improvements By Lessor. Lessor may, from time to time, make such capital improvements on, over or about the Leased Property as Lessor may deem appropriate in its discretion; provided, however, that Lessor shall have no obligation to make any such capital improvements to the Leased Property at any time during the term of this Lease Agreement; provided, further, that such capital improvements shall be made in a manner so as to not unreasonably impair the ability of Lessee to conduct freight railroad operations on the Lease Lines.

     8.3 Disposition of Capital Improvements Upon Termination.

     (a) Upon termination of this Lease Agreement by Lessor or Lessee for any reason, any and all capital improvements made by Lessee to the track or right-of-way constituting the Leased Property during the Initial Term or any Renewal Term shall become the sole property of Lessor and, except as set forth in this Section 8.3(b), Lessor shall have no obligation to pay Lessee compensation therefor.

     (b) Upon termination of this Lease Agreement (i) by Lessee under Section 3.3(b), 10.1(a), 11.1 or 16.3 or (ii) by Lessor under Section 3.3(c) or 11.1.
Lessor shall compensate Lessee for any and all capital improvements made by Lessee to the track or right-of-way constituting the Leased Property in an amount substantially equivalent to the depreciated value of such capital improvements, less the then outstanding balance of any indebtedness secured by the Leased Property, or any portion thereof, which Lessee has permitted, knowingly suffered or caused. Upon payment of such amount by Lessor, Lessee shall have no claim for, and no right to seek, damages from Lessor by reason of or arising from such termination, to the extent such claims are for incidental, consequential, special, indirect, exemplary or punitive damages or loss of profits or cost of capital, related to this Lease Agreement.


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


9. COVENANTS

     9.1 Covenants of Lessor.

     (a) Lessor covenants that, subject to (i) Lessor's exercise of any and all exceptions, reservations, rights, remedies, privileges, and interests reserved to Lessor under this Lease Agreement, and (ii) Section 3.3 and Section 17.1 hereof, so long as Lessee shall faithfully perform all of its agreements, terms, covenants, and obligations under this Lease Agreement, Lessor shall not interfere with or disturb Lessee's use or peaceful enjoyment of the Leased Property for the term hereby granted.

     (b) Lessor represents that Lessor has full power and authority to enter into this Lease Agreement and grant to Lessee the rights conveyed hereunder. Except for the foregoing sentence and for Lessee's representation in Section 2.2, Lessee hereby acknowledges and agrees that Lessor makes no representation, warranty or covenant regarding the quality of title currently held by Lessor to the real property included in the Leased Property.

     9.2 Covenants of Lessee. Lessee covenants that, subject to (i) Lessee's exercise of any and all rights and remedies accorded to it under this Lease Agreement, and (ii) Section 17.1 hereof, Lessee shall faithfully perform all of its agreements, terms, covenants and obligations under this Lease Agreement. Lessee further covenants that it will not cause or knowingly suffer any interference with Lessor's exercise of any and all exceptions, reservations, rights, remedies, privileges, and interests reserved to Lessor under this Lease Agreement.

10. EXPROPRIATION

     10.1 Expropriation of Leased Property.

     (a) If, during the term of this Lease Agreement, a proceeding is instituted by any Governmental Authority or other lawful entity for the condemnation, expropriation or seizure of the Leased Property or any portion thereof for any public or quasi-public purpose (an "Expropriation Proceeding"), and such Expropriation Proceeding results in the taking of the whole or such portion of the Leased Property which materially interferes with Lessee's ability to conduct railroad operations on the Lease Lines as then conducted by Lessee, then Lessee shall have the right, upon written notice to Lessor, to terminate this Lease Agreement in its entirety, and the term hereof shall terminate and expire on the date title to the Leased Property vests in the condemning authority.

     (b) If an Expropriation Proceeding results in the taking of less than all of the Leased Property and does not materially interfere with Lessee's ability to conduct railroad operations on the Lease Lines as then conducted by Lessee, then this Lease Agreement shall terminate only as to the portion of the Leased Property so taken, and shall continue in full force and effect as to the part of the Leased Property remaining, without any reduction, abatement, or effect upon any sum or charge to be paid by the Lessee under the provisions of this Lease

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Agreement.

     (c) If the use of the whole or any portion of the Leased Property shall be taken, on a temporary basis, at any time during the term of this Lease Agreement for any public or quasi-public purpose, this Lease Agreement shall continue for the balance of its term following such temporary taking. In such case, Lessee shall not be obligated to pay any sums and charges otherwise payable by Lessee under the provisions of this Lease Agreement for the period covered by such temporary taking. For purposes of this Section 10.1(c), such a temporary taking shall mean the use or occupation of all or a portion of the Leased Property not exceeding ninety (90) consecutive days. In the event that such taking shall exceed such ninety (90) day period, and such taking materially interferes with Lessee's ability to conduct railroad operations on the Lease Lines as then conducted by Lessee, then Lessee may elect to treat such taking in accordance with the provisions of Sections 10.1(a), (b) and (d) hereof. The provisions of this Section 10.1(c) shall not apply to any temporary use or taking of the Leased Property, or any portion thereof, involving or incident to the exercise of any exception, reservation, right, or privilege reserved to Lessor by the terms of this Lease Agreement.

     (d) Lessor shall be entitled to any and all funds paid or payable by any Governmental Authority or other entity as compensation for the expropriation or temporary use of the Leased Property or any portion thereof, and upon written request of Lessor, Lessee shall assign, without warranty, any and all of Lessee's claims and rights against the condemning authority for loss of Lessee's business or for the value of Lessee's leasehold estate as a result of such expropriation of the Leased Property, or any portion thereof; provided, however, that nothing contained herein shall be construed to preclude Lessee from prosecuting a separate claim directly against the condemning authority for loss of its business or for the value of its leasehold estate as a result of temporary use of the Leased Property by a Governmental Authority and Lessee shall be entitled to any and all funds paid or payable by any Governmental Authority or other entity as compensation for the temporary use of such leasehold estate or any portion thereof.

     (e) Each party shall provide prompt notice to the other party of any Expropriation Proceeding, or threatened Expropriation Proceeding, involving the Leased Property. Each party shall be entitled to participate in any such proceeding, at its own expense, and to consult with the other party, its attorneys and experts.

11. CASUALTY LOSSES

     11.1 Damage To Or Destruction of Leased Property. Lessor shall have no obligation to repair, replace refurbish or rebuild the Leased Property. Lessor may, at its sole option and absolute discretion, repair, replace, refurbish or rebuild the Leased Property in the event that (i) Lessor materially damages or destroys the Leased Property, or a portion thereof, or (ii) the Leased Property is materially damaged or destroyed by flood, fire, earthquake or any other Act of God, whether foreseeable or not foreseeable (any such event, individually or collectively, a "Casualty Loss"). If Lessor has not begun to repair, replace, refurbish or rebuild the parts of the Leased Property affected by such Casualty Loss within thirty (30) days after the occurrence thereof and if such damage or destruction materially interferes with Lessee's ability to conduct railroad operations on Leased Lines, Lessor or Lessee may, at its sole option, terminate this Lease Agreement, effective ninety (90) days after having given written notice of such termination to the other party. In the event Lessor undertakes repair, replacement, refurbishment or rebuilding, during such time the Lease Lines or any material portion thereof are not capable of use by Lessee in its railroad operations as conducted prior to such Casualty Loss, Lessee and Lessor shall not be obligated to perform their obligations under this Lease Agreement attributable to the period that the Lease Lines or portion thereof are not useable.

12. INSURANCE

     12.1 Required Insurance Coverage. Lessee, at its own cost or expense, will procure and maintain in effect at all times during the term of this Lease Agreement, standard railroad liability policy or policies of insurance (with FELA coverage). Such policy or policies shall name Lessor and Crown Vantage as additional insureds, and, except for gross negligence and willful misconduct, shall waive subrogation against Lessor and Crown Vantage (and its and their directors, officers, employees and agents). Such policy or policies shall be primary and not excess to or contributory with any other applicable insurance or self-insurance of Lessor or Crown Vantage, and shall provide liability coverage in any one occurrence in the amount of not less than Five Million Dollars ($5,000,000), with a maximum deductible of Two hundred Fifty Thousand Dollars ($250,000). If Lessor purchases a workers' compensation policy or policies to cover its New Hampshire exposures, such policy or policies shall waive subrogation against Lessor and Crown Vantage.

13. LIABILITY

     13.1 Release and Indemnity.

     (a) It is hereby understood and agreed that, except as otherwise provided elsewhere herein, Lessor shall not be held liable for or on account of any loss of and/or liability for loss of, damage to or destruction of any property whatsoever, or injury to or death of any person whomsoever, in each case relating to, resulting from or arising out of Lessee's use, occupancy, interest in, maintenance of or operations on the Leased Property (excluding any such loss and/or liability caused by or related to any loading or unloading performed by employees of Lessor or Crown Vantage).

     (b) Lessee hereby releases Lessor, its officers, directors, agents, and employees from, and agrees forever to protect, indemnify, defend, and hold harmless Lessor its officers, agents, and employees, from and against, any and all claims, actions, costs, damages, losses, and Expenses, in any manner (i) caused by, arising out of, or connected with the representations Lessee makes or the obligations Lessee assumes under this Lease Agreement or (ii) arising during the term of this Lease Agreement or caused in connection with or related to Lessee's use or occupancy of the Leased Property, except to the extent that any such claim, action, cost, damage, loss or Expense arises out of any default by Lessor of this Lease Agreement or the negligence or other fault of Lessor (other than to the extent due to Lessor's passive negligence or to the extent due to Lessee's failure to perform any of its obligations under this Lease Agreement), including any claims, actions, costs, damages, losses, and Expenses, in any manner caused by, arising out of, or connected with environmental contamination or breach of Environmental Laws during the Initial or Renewal Term.

     (c) Lessor hereby releases Lessee, its officers, directors, agents, and employees from, and agrees forever to protect, indemnify, defend, and hold harmless Lessee its officers, agents, and employees, from and against, any and all claims, actions, costs, damages, losses, and Expenses in any manner caused by, arising out of, or connected with the representations Lessor makes or the obligations Lessor assumes or retains under this Lease Agreement, including all claims and liabilities arising out of Lessor's operation of the Lease Lines prior to the Effective Date and any claims, actions, costs, damages, losses, and Expenses, in any manner caused by, arising out of, or connected with environmental contamination or breach of Environmental Laws before and after the term of this Lease Agreement.

14. COMPLIANCE WITH LAWS

     14.1 Lessee's Obligation To Comply With Laws. Lessee hereby covenants and agrees that, throughout the term of this Lease Agreement, Lessee will promptly comply, at its sole cost and expense, with all statutes, laws, ordinances, orders, decisions, rules, regulations, and requirements of all Governmental Authorities now or hereafter existing which may be applicable to Lessee's use or occupancy of, interest in or operations on the Leased Property.

     14.2 Lessee's Right To Contest. Lessee shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, decision, rule, regulation, or requirement of a nature referred to in Section 14.1 and compliance with which is the obligation of Lessee hereunder. Lessee may postpone compliance therewith until the final determination of any such proceeding; provided that all such proceedings shall be prosecuted with due diligence and dispatch on the part of Lessee; and provided further that Lessee shall forever protect, indemnify, defend, and hold harmless Lessor, its officers and directors from and against any and all liability, cost, and Expense arising out of or connected with any such contest by Lessee. In connection with any such contest, objection or protest, Lessee may, where necessary in Lessee's reasonable judgment, implead Lessor (or its Affiliates) as owner of the Leased Property. Lessor shall provide Lessee notice of any alleged violation of any law, ordinance, order, decision, rule, regulation, or requirement of a nature referred to in Section 14.1 that it (or its Affiliates) may receive as owner of the Leased Property during the term of this Lease Agreement.

15. LIENS AND CHARGES

     15.1 Charges Against The Leased Property.

     (a) Lessee shall not, at any time during the term of this Lease Agreement, create, knowingly suffer, or otherwise permit any lien, claim, mortgage, or charge of any nature whatsoever, including any mechanic's, materialmen's, supplier's or similar lien or charge, but excepting any inchoate lien or charge which has not ripened (hereinafter collectively referred to as a "Charge") to be asserted or claimed against the Leased Property or any portion thereof, for any reason; provided however, that the provisions of this Section 15.1 shall not apply to a Charge created (i) by Lessor or (ii) by a person (other than Lessee) claiming any interest in the Leased Property by, through or under Lessor, provided however, that the provisions of this Section 15.1 shall not apply with respect to rail, ties and track materials purchased for capital improvements and installed on the Lease Lines under a federal or state loan or grant program, if Lessee or its Affiliate is the recipient and the program requires the recipient to permit the grantor a lien on the rail, ties and track materials so installed.

     (b) If any Charge (other than those excepted from Section 15.1(a)) shall at any time be asserted against the Leased Property, Lessee shall cause such Charge to be discharged of record within ninety (90) days after the date of filing of same. If Lessee fails to discharge such Charge within such period, then, in addition to any other rights or remedies available to Lessor, Lessor may, but shall not be obligated to, discharge such Charge by paying the amount claimed to be due, without inquiry by Lessor into the validity of such Charge. Any amount paid by Lessor in procuring the discharge of a Charge pursuant to this Section 15.1, and all costs and Expenses incurred by Lessor in connection therewith, together with interest thereon at the rate of eight percent (8%) per annum from the date of payment by Lessor, shall be paid by Lessee to Lessor within thirty
(30) days of Lessor's submission to Lessee of a bill therefor.

     (c) Lessee shall have the right to contest any Charge asserted against the Leased Property; provided, that, within sixty (60) days after any such Charge is filed or attaches, Lessee shall give written notice to Lessor of Lessee's intention to contest such Charge, and such notice shall specify the amount of the Charge to be contested. In the event that Lessee contests any Charge hereunder, Lessor may not pay, remove, or otherwise proceed to discharge such Charge pursuant to Section 15.1; provided, that all such legal proceedings shall be prosecuted with due diligence and dispatch on the part of Lessee.

     15.2 Adverse Possession. Lessee shall not knowingly permit the Leased Property or any portion thereof to be used by any third party without restriction or in such manner as might reasonably tend to (i) impair Lessor's title to all or any part of the Leased Property, or (ii) make possible any claim by such party or the public of adverse usage, adverse possession or implied dedication of the Leased Property or any portion thereof. The foregoing shall not be construed to restrict public access to the Leased Property in the normal course of Lessee's railroad operations.

16. DEFAULT; RIGHTS AND REMEDIES

     16.1 Events of Default by Lessee. Any of the following events, if occurring during the term of this Lease Agreement, shall constitute an event of default by Lessee (a "Lessee Event of Default"):

     (a) any default or breach of Lessee's obligation to pay the Rental Fee or any other amount payable by Lessee to Lessor hereunder, in accordance with the terms of this Lease Agreement, and Lessee's continuance in such default or breach for a period of five (5) business days after Lessor shall have first sent written notice to Lessee of the default or breach so occurring;

     (b) any default or breach of Lessee's obligation to maintain the Leased Property in accordance with Section 7 hereof, and Lessee's continuance in such default or breach without good faith progress towards cure of such default or breach for a period of sixty (60) days (or such longer period in the event such default or breach is not capable of being cured within sixty (60) days) after Lessor shall have first sent written notice to Lessee of Lessee's failure to correct the defects communicated by Lessor to Lessee under Section 7.2 hereof; or

     (c) any default or breach of Lessee's covenants and obligations under any other provision of this Lease Agreement, and Lessee's continuance in such default or breach for a period of thirty (30) days after Lessor shall have first sent written notice to Lessee of the default or breach so occurring;

     (d) the voluntary or involuntary filing of any petition or similar pleading, or the commencement of any proceeding, by or against Lessee or Emons under any federal or state bankruptcy, insolvency, reorganization, arrangement of debt, readjustment of debt or receivership law or statute, whether now or hereafter in existence, or the assignment of all or a substantial portion of Lessee's or Emons' property for the benefit of creditors, or the appointment of a receiver, trustee, or liquidator for all or a substantial portion of Lessee's or Emons' property; provided, that such bankruptcy or insolvency proceedings or such assignments for the benefit of creditors or such appointment of a receiver, trustee, or liquidator is not discharged, vacated, dismissed, or otherwise terminated within sixty (60) days after the filing of same or a valid appeal therefrom shall not be pending.

     16.2 Events of Default by Lessor. Any of the following events, if occurring during the term of this Lease Agreement, shall constitute an event of default by Lessor (a "Lessor Event of Default"):

     (a) any default or breach of Lessor's obligation to pay any amount payable by Lessor to Lessee hereunder, in accordance with the terms of this Lease Agreement, and Lessor's continuance in such default or breach for a period of five (5) business days after Lessee shall have first sent written notice to Lessor of the default or breach so occurring;

     (b) any default or breach of Lessor's covenants and obligations under any other provision of this Lease Agreement, and Lessor's continuance in such default or breach for a period of thirty (30) days after Lessee shall have first sent written notice to Lessor of the default or breach so occurring; or

     (c) the voluntary or involuntary filing of any petition or similar pleading, or the commencement of any proceeding, by or against Lessor under any federal or state bankruptcy, insolvency, reorganization, arrangement of debt, readjustment of debt or receivership law or statute, whether now or hereafter in existence, or the assignment of all or a substantial portion of Lessor's property for the benefit of creditors, or the appointment of a receiver, trustee, or liquidator for all or a substantial portion of Lessor's property; provided, that such bankruptcy or insolvency proceedings or such assignments for the benefit of creditors or such appointment of a receiver, trustee, or liquidator is not discharged, vacated, dismissed, or otherwise terminated within sixty (60) days after the filing of same or a valid appeal therefrom shall not be pending.

     16.3 Non-Defaulting Party's Remedies Upon An Event of Default. Upon the occurrence of any Lessee or Lessor Event of Default specified in Section 16.1 or
Section 16.2 respectively, the non-defaulting party may, at its sole discretion, exercise one or more of the following remedies:

     (a) The non-defaulting party shall have the right, within sixty (60) days thereafter, at its sole option and upon thirty (30) days written notice to the defaulting party, to terminate this Lease Agreement. In the event of termination pursuant to this Section 16.3(a), this Lease Agreement shall terminate as of the Termination Date specified in such notice. Termination of this Lease Agreement pursuant to this Section 16.3(a) shall not be deemed to affect in any way any rights, claims or causes of action (including any claim for money damages) which either party may have against the other party on account of any default or breach of this Lease Agreement prior to termination.

     (b) The non-defaulting party shall afford the defaulting party a period of fifteen (15) days to cure the Event of Default, or such longer period as may be reasonable if despite due diligence cure cannot be completed within such period; provided that the defaulting party shall protect, defend, indemnify, and hold harmless the non-defaulting party from and against any liability, Charge, cost, or Expense arising from such Event of Default during the afforded cure period.

     (c) The non-defaulting party shall have the right to exercise any and all rights or remedies provided to it in law or equity on account of the Event of Default, including injunctive relief. The defaulting party expressly acknowledges that the nature and purpose of this Lease Agreement are such that, in the event of a default or breach of any covenant hereunder, damages may not be an adequate remedy, and equitable relief, such as an injunction, mandatory or otherwise, may be necessary.

     (d) Except to the extent inconsistent with the remedies specified in this
Section 16.3, each right and remedy provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of the rights or remedies provided in this Lease Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Lease Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

17. FORCE MAJEURE

     17.1 Force Majeure. Whenever a period of time is provided in this Lease Agreement for either party to do or perform any act or thing (including Lessee's payment of rent), such party shall not be liable or responsible for any delays due to acts of God, war, court orders, nuclear incidents, riots, public disorder, criminal acts of other entities, or other such causes beyond the reasonable control of such party; and in any such event, such time period shall be extended for the amount of time such party is so delayed; provided that this
Section 17.1 shall not be construed to affect the responsibilities of such party hereunder to so perform such act or thing once such delays have been removed. Any party invoking force majeure pursuant to this Section 17.1 shall provide written notice to the other party, setting forth the facts or circumstances giving rise to the applicability of this Section 17.1.

18. TIME OF THE ESSENCE

     18.1 Acknowledgment. It is understood and agreed by Lessor and Lessee that the prompt and timely performance of all obligations and covenants under this Lease Agreement, including the obligation to make prompt and timely payment of any and all amounts of any nature payable by either party as required by the terms and provisions hereof, is of the essence of this Lease Agreement.

19. RECORDATION OF LEASE

     19.1 Recordation by Lessee. Lessee may cause a memorandum of this Lease Agreement, in a form mutually agreeable to the parties hereto, to be recorded in the land register of any county in which the Leased Property is located. In the event that the description of the Leased Property contained in this Lease Agreement is deemed inadequate for recordation purposes by any Governmental Authority, then Lessor shall, if so requested by Lessee, execute and deliver such confirmatory leases with such description as Lessee may require for such recordation purposes. Upon the termination of this Lease Agreement with respect to all or any portion of the Leased Property, Lessee agrees to execute and deliver to Lessor an appropriate instrument or instruments, in recordable form, evidencing the termination and cancellation of this Lease Agreement.

20. INDEMNIFICATION PROCEDURES

     20.1 Notice of Claims. If Lessee or Lessor (either such party referred to herein as the "Indemnified Party") seeks indemnification hereunder, such Indemnified Party shall give to the party obligated to provide indemnification (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any legal action by or against a third person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

     20.2 Control of Defense. The Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third person claim, action or suit against such Indemnified Party. The Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. The Indemnitor shall not, without the written consent of the Indemnified Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit. No such consent shall be required if, fourteen (14) days following a written request from the Indemnitor, the Indemnified Party shall fail to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnified Party has an obligation to provide indemnification hereunder to such Indemnitor. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent; provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent is unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

21. MISCELLANEOUS

     21.1 Governmental Permits. Lessee shall, at its sole cost and expense, make all such notices, applications or filings, and obtain all such Governmental Permits, as may be required in connection with this Lease Agreement and the transaction contemplated hereby.

     21.2 Additional Actions and Documents. Following the Effective Date, and without further consideration, Lessor and/or Lessee, as appropriate, will promptly execute and deliver such further instruments and take such other actions as the other party may reasonably request in order to convey, assign and transfer to Lessee all of the rights, title and interest in the Leased Property contemplated by this Lease Agreement.

     21.3 Payment Addresses. All payments due Lessor under this Lease Agreement shall be made payable to Crown Vantage, 650 Main Street, Berlin, New Hampshire 03570-2489, to the attention of the person Lessor shall direct by written notice to Lessee. All payments due Lessee under this Lease Agreement shall be made to St. Lawrence & Atlantic Railroad Company, 96 South George Street York, Pennsylvania 17401, to the attention of Scott Ziegler, Vice President - Finance or to such other person as Lessee may direct by written notice to Lessor.

     21.4 Brokers. Each party represents and warrants to the other party that such party has not incurred any liability to any broker, finder or agent for any brokerage fees or commissions or finder's fees or commissions with respect to the transactions contemplated by this Lease Agreement which will be a direct or indirect obligation of the other party hereto. Each party agrees to indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party for any such fees or commissions claimed by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

     21.5 Expenses. Any sales tax, use tax, goods and services tax, real property transfer or gains tax, documentary stamp tax, or similar taxes, duties or charges relating to the transfer of the Leased Property to Lessee, and all fees in connection with the recordation of this Lease Agreement, shall be for the account of and be payable by Lessee. Except as set forth in this Section
21.5 or as otherwise expressly provided in this Lease Agreement, each party shall pay its own expenses incident to the preparation and negotiation of this Lease Agreement, the consummation of the transactions contemplated hereby, and its compliance with all its agreements, covenants and obligations contained herein or therein, including all taxes, all legal and accounting fees and disbursements and all costs of obtaining necessary consents.

     21.6 Waiver. Any term or provision of this Lease Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Lease Agreement shall not be construed to be a waiver of such provision, nor to affect in any way the validity of this Lease Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Lease Agreement shall be held to constitute a waiver of any other or subsequent breach.

     21.7 Successors and Assigns. This Lease Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties.

     21.8 Assignment. Neither party may assign or otherwise transfer this Lease Agreement, or any rights or obligations hereunder or delegate its performance hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that either party may assign this Lease Agreement to an Affiliate upon giving written notice to the other party. In the event of a sale of all of the stock or assets of Lessor or Crown Vantage or in the event Crown Vantage transfers or sells either of the plants served by the Lease Lines or Lessor transfers or sells the Lease Lines or the Leased Property, Lessee shall be entitled to review the operations or operating plan of any such successor entity to Lessor or Crown Vantage, and if the operations or operating plan vary materially from the operations of Lessor or Crown Vantage as of the Effective Date, Lessee and Crown Vantage or its successor and Lessor or its successor shall negotiate in good faith an amendment to this Lease Agreement to account for the altered operations of such successor entity. In the event the parties cannot agree within a reasonable time upon an amendment acceptable to Lessee, in the exercise of its sole and absolute discretion, Lessee shall be entitled to terminate this Lease Agreement upon one hundred eighty (180) days written notice to Lessor and its successor.

     21.9 Notices. All notices, requests or demands required or permitted by this Lease Agreement: (i) shall be in writing; (ii) shall be deemed to have been given, forwarded, made or delivered: (x) if delivered in person or by overnight courier service, when received, and (y) if sent by registered or certified mail return receipt requested, on the earlier of the date of receipt or the fifth day after it is mailed; and (iii) shall be addressed as follows:

          (i)  If to Lessor to it at:

               Crown Vantage
               650 Main Street
               Berlin, New Hampshire 03570-2489
               Attention:  Mr. David A. Nelson, Senior Vice President

          (ii) If to Lessee, to it at:

               St. Lawrence & Atlantic Railroad Company
               416 Lewiston Junction Road
               P.0. Box 1025
               Auburn, ME 04211-5857
               Attention:  Mr. Matthew Jacobson, Vice President

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.

     21.10 Confidentiality. Each party agrees that it will treat in confidence this Lease Agreement and all documents, materials and other information which it shall have obtained from the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby, and the preparation of this Lease Agreement. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party; (ii) is known to the public and did not become so known through any violation of a legal obligation; (iii) became known to the public through no fault of such party;
(iv) is later lawfully acquired by such party from other sources; (v) such party determines, based on the advice of counsel, is legally required to be disclosed to another party; (vi) is required to be disclosed to the public under federal securities laws and regulations or regulations of the National Association of Securities Dealers; or (vii) is disclosed in connection with preserving or enforcing such party's rights.

     21.11 Entire Agreement. This Lease Agreement and the Exhibits and Schedules referred to herein contain the entire understanding of the parties with respect to the subject matter contained herein or therein and supersede all prior oral or written agreements and understandings between the parties with respect to such subject matter. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Lease Agreement.

     21.12 Headings. Article, Section, and Exhibit headings contained in this Lease Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Lease Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     21.13 Limitation on Benefits. Nothing herein is intended to be for the benefit of any person or entity other than the parties hereto and their successors and permitted assigns. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto and their successors and permitted assigns is or shall be entitled to bring any action to enforce any provision of this Lease Agreement against any of the parties hereto, and the assumptions, indemnities, covenants, undertakings and agreements set forth in this Lease Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and permitted assigns.

     21.14 Governing Law. This Lease Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire without regard to the conflicts of laws principles thereof.

     21.15 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease Agreement, and this Lease Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     21.16 Counterparts. This Lease Agreement may be executed in two or more counterparts all of which shall collectively constitute this Lease Agreement.

     21.17 Information Releases. No press release or public announcement with respect to the transaction contemplated herein shall be made by either party without prior written approval of the other party, which approval shall not be unreasonably withheld, except as may be necessary, in the opinion of counsel for such party, to meet the requirements of any applicable law, regulation or ordinance, to comply with any request of any stock exchange on which the securities of such party may be listed or to enable such party to perform its obligations hereunder. It is expressly understood that this Lease Agreement, its contents and the provision of switching services may be disclosed by either party in connection with obtaining governmental approvals or any application for any permit, license, exemption or certification in connection with the provision of switching services.

     21.18 Execution. If Lessee or Lessor execute this Lease Agreement by agent or representative, such agent or representative by his act of signing this Lease Agreement individually warrants and represents to the parties, and Lessee and Lessor represent and warrant respectively to each other, that he/she is authorized to execute, acknowledge and deliver this Lease Agreement on behalf of Lessee or Lessor, as the case may be, and thereby to bind the respective party to the same.

     21.19 Jurisdiction and Venue. Each party irrevocably stipulates that any claim or dispute concerning this Lease Agreement shall be submitted for decision by courts located within the State of New Hampshire, including the United States District Court sitting in Concord, New Hampshire (by reason of diversity of citizenship and where venue is proper, except if the amount in controversy is less than the statutory limit), which each party hereto irrevocably stipulates shall have exclusive jurisdiction and venue. Each party irrevocably stipulates that any process issued with respect to any action filed in such court may be served by certified mail, return receipt requested or as a notice under Section
21.9 hereof

     21.20 Interpretation. This Lease Agreement shall be interpreted as to its fair meaning and not strictly for or against any drafter of any provision of this Lease Agreement.

     21.21 Independent Entities. For all purposes under this Lease Agreement, Lessor and Crown Vantage are separate and independent from each other, and neither Lessor nor Crown Vantage shall be liable for the acts or omissions of the other, whether under this Lease Agreement, the Service Agreement or otherwise and whether arising under contract, tort, strict liability, indemnity or otherwise and whether as principal, surety or guarantor, it being expressly understood that Lessee disclaims, waives, renounces and releases (i) Lessor from any liability or obligation under the Service Agreement and (ii) Crown Vantage from any liability or obligation under this Lease Agreement.

     21.22 Damages. EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF ANY ACT OR OMISSION HEREUNDER OR OTHERWISE WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREIN, WHETHER ATTRIBUTABLE TO ANY CLAIM FOR BREACH OF CONTRACT, TORT OR OTHER CAUSE OF ACTION.

22. SERVICE AGREEMENT

     22.1 Upon the cancellation, expiration or termination of the Service Agreement pursuant to the provisions thereof, this Lease Agreement shall ipso facto cease and determine.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Agreement to be duly executed on its behalf, as of the day and year first above written.


                                        ST. LAWRENCE & ATLANTIC RAILROAD
                                        COMPANY


                                        By: /s/ RICHARD GROSSMAN
                                            ----------------------------------
                                        Title: Chairman and President
                                               -------------------------------


                                        CROWN PAPER CO. dba CROWN VANTAGE


                                        By: /s/ JAY A. WASHBURN
                                            ----------------------------------
                                        Title: Secretary and Treasurer
                                               -------------------------------